EXHIBIT 11

                          STATEMENT RE-COMPUTATION OF
                              PER SHARE EARNINGS

                             March 31, 1996 March 31, 1995 March 31, 1994
                              ------------   ------------   -------------
Primary Earnings Per Share:
  Weighted average shares
     outstanding                15,718,116     13,374,301      13,355,416
                              ============   ============   =============
Income (Loss) from
   continuing operations      ($ 6,236,000)  $ 12,717,000   $   9,684,000
Loss from discontinued
   operations                 (  4,678,000)  (  1,007,000)  (     939,000)
                              ------------   ------------   -------------
Income (Loss) before
   cumulative effect of
   change in accounting
   principle                  ( 10,914,000)    11,710,000       8,745,000
Cumulative effect of change
   in accounting principle
   for income taxes                   --             --           336,000
                              ------------   ------------   -------------
Net Income (Loss)             ($10,914,000)  $ 11,710,000   $   9,081,000
                              ============   ============   =============

Income (Loss) Per Share
   from continuing
   operations                 ($      0.39)  $       0.95   $        0.72
Loss Per Share from
   discontinued
   operations                 (       0.30)  (       0.07)  (        0.07)
                              ------------   ------------   -------------
Income (Loss) Per Share
   before cumulative
   effect of change in
   accounting principle       (       0.69)          0.88            0.65
Cumulative effect per
   share of change in
   accounting principle

   for income taxes                   --             --              0.03
                              ------------   ------------   -------------
Net Income (Loss) Per Share   ($      0.69)  $       0.88   $        0.68
                              ============   ============   =============

Fully Diluted Earnings
 Per Share:
  Weighted average shares
   outstanding                  15,718,116     13,374,301      13,355,416
  Convertible Notes              3,235,000      3,235,000       3,235,000
  Dilutive stock options -
   based on treasury stock
   method using the year-
   end market price, if
   higher than the average
   market price                     76,428        111,320         118,014
                              ------------   ------------   -------------
Total Shares                    19,029,544     16,720,621      16,708,430
                              ============   ============   =============

Income (Loss) from
   continuing operations <F1> ($ 4,218,000)  $ 14,848,000   $  11,881,000
Loss from discontinued
   operations                 (  4,678,000)  (  1,007,000)  (     939,000)
                              ------------   ------------   -------------
Income (Loss) before
   cumulative effect of
   change in accounting
   principle                  (  8,896,000)    13,841,000      10,942,000

Cumulative effect of
   change in accounting
   principle for income
   taxes                              --             --           336,000
                              ------------   ------------   -------------
Net Income (Loss)             ($ 8,896,000)  $ 13,841,000   $  11,278,000
                              ============   ============   =============

Income (Loss) Per Share from
   continuing operations      ($      0.22)  $       0.90   $        0.72
Loss Per Share from
   discontinued
   operations                 (       0.25)  (       0.07)  (        0.07)
                              ------------   ------------   -------------


Income (Loss) Per Share
   before cumulative effect
   of change in accounting
   principle                  (       0.47)          0.83            0.65
Cumulative effect per
   share of change in
   accounting principle
   for income taxes                   --             --              0.02
                              ------------   ------------   -------------
Net Income (Loss) Per Share   ($    0.47)<F2>$       0.83   $        0.67
                              ============   ============   =============

<F1> Adjusted for interest on convertible debt
<F2> Anti-dilutive for 1996; use primary earnings per share
